UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 17, 2006
NAVISTAR FINANCIAL 2004-B OWNER TRUST (Exact name of registrant as specified in its charter)
Delaware	333-67112-06
(State or other Jurisdiction of Incorporation)	(Commission File Number)

425 N. Martingale Road Schaumburg, Illinois	60173
(Address of principal executive offices of registrant)	(Zip Code)

Registrant’s telephone number, including area code:  630-753-4000

Former name or former address, if changed since last report:  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective February 16, 2006, Mr. Paul E. Martin was named Director of Corporate Finance for International Truck and Engine Corporation. As he is no longer an employee of Navistar Financial Corporation, Mr. Martin resigned his positions as Treasurer and Director of Navistar Financial Corporation and its subsidiaries, including NFSC and NFRRC.

Mr. William A. Caton, Executive Vice President Finance of NFC’s parent, International Truck and Engine Corporation was elected Treasurer.

Also effective February 16, 2006, Mr. Mark T. Schwetschenau, resigned as a director of Navistar Financial Corporation and its subsidiaries, including NFSC and NFRRC.

ITEM 8.01	OTHER EVENTS

As previously disclosed in the Form 12b-25 dated and filed with the SEC on January 31, 2006, Navistar Financial 2004-B Owner Trust (the Trust) was unable to timely file its Annual Report on Form 10-K for the period ended October 31, 2005. The Trust had stated it intended to file its Report with the SEC on February 14, 2006.

The Trust was unable to file its Annual Report on Form 10-K for the period ended October 31, 2005 on February 14, 2006 because Navistar has not resolved all of the issues and complex accounting matters with its auditor Deloitte & Touche, LLP.

Navistar continues to work with its auditor to solve these issues. Following resolution, the Trust will file its Report on Form 10-K as soon as practical.

Navistar continues to work with its auditor to solve these issues. Following resolution, the Trust will file its Report on Form 10-K as soon as practical.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAVISTAR FINANCIAL 2004-B OWNER TRUST

(Exact name of Registrant as specified in its charter)

Date: February 17, 2006	By: /s/	JOHN V. MULVANEY, SR.
John V. Mulvaney, Sr.
Vice President and Controller
(Principal Accounting Officer)

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